Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 28, 2014, Peerless Mfg. Co (“Peerless”) a wholly owned subsidiary of PMFG, Inc. (“PMFG”) acquired substantially all the assets of Combustion Components Associates, Inc. (“CCA”), other than cash and the stock of a CCA subsidiary, pursuant to an asset purchase agreement (the “Agreement”) with CCA and R. Gifford Broderick, the sole shareholder of CCA (the “Shareholder” and collectively with CCA, the “Seller”). The purchase price was $8.9 million plus contingent performance-based payments. Peerless also assumed certain accounts payable and other ordinary course obligations. The acquisition was funded with cash on hand. The Agreement contains customary representations, warranties, covenants and indemnities. Of the purchase price, $2.5 million has been placed in escrow to secure the Seller’s indemnification obligations.

The unaudited pro forma condensed consolidated statements of operations for the year ended June 29, 2013 and the nine-months ended March 29, 2014 illustrate the effect of the acquisition of CCA had it occurred on July 1, 2012, and were derived from the historical audited financial statement of operations for CCA for the year ended November 30, 2013 and the unaudited financial statements of operations for the year ended November 30, 2012 and the three months ended February 28, 2014, combined with PMFG’s historical audited consolidated statement of operations for the year ended June 29, 2013 and unaudited consolidated statement of operations for the nine months ended March 29, 2014, respectively.

The acquisition of CCA will be accounted for under the acquisition method of accounting, whereby the assets acquired and liabilities assumed will be measured at their respective fair values with any excess reflected as goodwill. The determination of the fair values of the net assets acquired, including intangible and tangible assets, is based upon certain valuations that have not been finalized, and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect Management’s preliminary estimate and are subject to change once the detailed analyses are completed. Any change could result in material variances between our future financial results and the amounts presented in these unaudited combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma condensed consolidated statements of operation are presented for informational and illustrative purposes in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma condensed consolidated statements of operation and the accompanying notes should be read in conjunction with the historical audited consolidated financial statements and notes thereto of PMFG for the year ended June 29, 2013 included in PMFG’s Annual Report on Form 10-K, filed with the SEC on September 6, 2013, and the historical unaudited consolidated financial statements and notes thereto of PMFG for the quarter ended March 29, 2014, included in PMFG’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2014, and CCA’s historical audited financial statements for the year ended November 30, 2013, and unaudited financial statements for the 3 months ended February 28, 2014, which are included as Exhibit 99.1 to the Current Report on Form 8-K/A.

PMFG, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statement of Operations

For the year ended June 29, 2013

(Amounts in thousands, except per share data)

	Historical
			Pro Forma			Pro Forma as
	PMFG	CCA	Adjustments	Notes		Adjusted
Revenue	$133,892	$12,359	$—			$146,251
Cost of goods sold	87,092	10,227	60	Note 4 (a	)	97,379

Gross profit	46,800	2,132	(60)			48,872
Operating expenses	45,982	1,464	90	Note 4 (b	)	47,536

Operating income	818	668	(150)			1,336
Other income (expense):
Interest expense, net	(442)	(5)	—			(447)
Other income (expense), net	(393)	7	—			(386)

	(835)	2	—			(833)
Earnings (loss) before income taxes	(17)	670	(150)			503
Income tax expense	(1,471)	(18)	—			(1,489)

Net earnings (loss)	$(1,488)	$652	$(150)			$(986)

Less net earnings attributable to noncontrolling interest	592	—	—			592

Net earnings (loss) attributable to PMFG, Inc.	$(2,080)	$652	$(150)			$(1,578)

BASIC LOSS PER SHARE	$(0.10)					$(0.08)

DILUTED LOSS PER SHARE	$(0.10)					$(0.08)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

PMFG, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statement of Operations

For the nine months ended March 29, 2014

(Amounts in thousands, except per share data)

	Historical
			Pro Forma			Pro Forma as
	PMFG	CCA	Adjustments	Notes		Adjusted
Revenue	$90,958	$9,473	$—			$100,431
Cost of goods sold	65,080	7,862	—			72,942

Gross profit	25,878	1,611	—			27,489
Operating expenses	32,730	1,268	(508)	Note 4	(b)	33,490

Operating income (loss)	(6,852)	343	508			(6,001)
Other income (expense):
Interest expense, net	(1,079)	(4)	—			(1,083)
Other income (expense), net	(582)	6	—			(576)

	(1,661)	2	—			(1,659)
Earnings (loss) before income taxes	(8,513)	345	508			(7,660)
Income tax benefit (expense)	254	(15)	—			239

Net earnings (loss)	$(8,259)	$330	$508			$(7,421)

Less net earnings attributable to noncontrolling interest	117	—	—			117

Net earnings (loss) attributable to PMFG, Inc.	$(8,376)	$330	$508			$(7,538)

BASIC LOSS PER SHARE	$(0.40)					$(0.36)

DILUTED LOSS PER SHARE	$(0.40)					$(0.36)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

PMFG, Inc. and Subsidiaries

Notes to the Pro Forma Condensed Consolidated Financial Information – Unaudited

1. DESCRIPTION OF THE TRANSACTION

On March 28, 2014, Peerless Mfg. Co (“Peerless”) a wholly owned subsidiary of PMFG, Inc. (“PMFG”) acquired substantially all the assets of Combustion Components Associates, Inc. (“CCA”), other than cash and the stock of a CCA subsidiary, pursuant to an asset purchase agreement (the “Agreement”) with CCA and R. Gifford Broderick, the sole shareholder of CCA (the “Shareholder” and collectively with CCA, the “Seller”). The purchase price was $8.9 million plus contingent performance-based payments. Peerless assumed certain accounts payable and other ordinary course obligations. The acquisition was funded with cash on hand.

2. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated statements of operations are presented to illustrate the effects of the CCA acquisition on the historical operating results of PMFG. The Unaudited Pro Forma Condensed Consolidated Statement of Operations combine the historical consolidated statements of operations of PMFG and CCA, giving effect to the CCA acquisition as if it had been completed on July 1, 2012. The Unaudited Pro Forma Condensed Consolidated Statement of Operations were derived from the historical audited financial statement of operations for CCA for the year ended November 30, 2013 and the unaudited financial statements of operations for the year ended November 30, 2012 and the three months ended February 28, 2014, combined with PMFG’s historical audited consolidated statement of operations for the year ended June 29, 2013 and unaudited consolidated statement of operations for the nine-months ended March 29, 2014, respectively.

The unaudited pro forma condensed consolidated statements of operations have been prepared using the acquisition method of accounting, have been prepared in accordance with U.S. GAAP and should be read together with the separate financial statements of PMFG and CCA.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

The total purchase price of the acquisition was as follows (in thousands):

Cash paid for CCA	$8,900
Contingent consideration	567

Total estimated purchase price	$9,467

Under the acquisition method of accounting, the total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and PMFG may adjust the preliminary purchase price allocation after obtaining more information regarding preliminary estimates.

PMFG, Inc. and Subsidiaries

Notes to the Pro Forma Condensed Consolidated Financial Information – Unaudited

The purchase price in excess of the fair value of the tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price estimated at the March 28, 2014 acquisition date is as follows (in thousands):

Current assets	$2,444
Property, plant and equipment	324
Identifiable intangible assets	2,760
Goodwill	6,034

Total assets acquired	11,562
Current liabilities	(2,095)

Net assets acquired	$9,467

The following is a summary of the preliminary allocation of the acquired identifiable intangible assets and the estimated useful life (in thousands):

	Weighted Average
	Estimated	Preliminary	Estimated
	Useful Life	Estimated	Annual
	in Years	Fair Value	Amortization
Design guidelines	Indefinite	$1,350	$—
Customer relationships	10	900	90
Trade names	Indefinite	450	—
Backlog	0.5	60	60

		$2,760	$150

4. PRO FORMA ADJUSTMENTS

(a) Cost of Goods Sold

Pro forma adjustments made to Cost of goods sold within the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 29, 2013 includes $60,000 of amortization expense of the acquired customer backlog.

(b) Operating expenses

Pro forma adjustments made to Operating expenses within the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 29, 2013 includes $90,000 of amortization expense of customer relationships.

Pro forma adjustments made to Operating expenses within the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 29, 2014 includes $68,000 of amortization expense of customer relationships and an adjustment to remove $576,000 of legal costs incurred in the period which were directly attributable to the acquisition of CCA.

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